UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 26, 2024

Date of Report (Date of earliest event reported)

Yotta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41357	86-3374167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 301 New York, NY 10036	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	YOTAU	The Nasdaq Stock Market LLC
Common Stock	YOTA	The Nasdaq Stock Market LLC
Warrants	YOTAW	The Nasdaq Stock Market LLC
Rights	YOTAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Lazar

On April 26, 2024, Mr. Michael Lazar resigned from his positions as a director of the board of directors (the “Board”) of the Company, including from his committee positions on the Audit Committee, Compensation Committee, and the Nominating Committee, effective immediately. Mr. Lazard’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Qi Gong

On April 26, 2024, the Board appointed Ms. Qi Gong as a director of the Board, including committee positions on the Audit Committee, the Compensation Committee, and the Nominating Committee, effective immediately.

Ms. Qi Gong does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2024	Yotta Acquisition Corporation

	By:	/s/ Hui Chen
	Name:	Hui Chen
	Title:	Chief Executive Officer

2